Exhibit 99.1

For more information:	Investor Relations:
Vincent Pilette	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Fourth Quarter and Full Year 2011 Results

•	Q4’11 Revenue Increases 12% to a Record $163 Million
•	Eighth Consecutive Quarter of Double-Digit Revenue Growth
•	Q4’11 Non-GAAP EPS of $0.36, up 28% YoY
•	FY’11 Revenue Increases 17% to $592 Million
•	FY’11 Non-GAAP EPS of $1.12, up 90% YoY

Foster City, Calif. – January 24, 2012 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the fourth quarter of 2011.

For the quarter ended December 31, 2011, the Company reported record revenue of $163.1 million, up 12% year-over-year compared to fourth quarter 2010 revenue of $145.0 million. Fourth quarter 2011 non-GAAP net income was $16.6 million or $0.36 per diluted share, including $0.03 of unfavorable non-operational currency impact, compared to non-GAAP net income of $13.3 million or $0.28 per diluted share for the same period in 2010. GAAP net income was $11.5 million or $0.25 per diluted share, compared to $8.1 million or $0.17 per diluted share for the same period in 2010.

For the twelve months ended December 31, 2011, the Company reported revenue of $591.6 million, up 17% year-over-year compared to 2010 revenue of $504.0 million. Non-GAAP net income for the year was $53.1 million or $1.12 per diluted share, compared to non-GAAP net income of $27.8 million or $0.59 per diluted share for the same period in 2010. GAAP net income for the year was $27.5 million or $0.58 per diluted share, compared to GAAP net income of $7.5 million or $0.16 per diluted share for the same period in 2010.

“Our eighth consecutive quarter of double-digit revenue growth, which reflects records for both our Inkjet and APPS segments, completes a very successful year for EFI on many levels. Our team delivered 17% revenue growth in 2011, an approximate 90% increase in non-GAAP net income growth, strong cash flow from operations, and a record level of recurring revenue,” said Guy Gecht, CEO of EFI. “We are excited about the opportunities ahead and plan to accelerate our innovation while continuing to execute on our strategy enabling customers to profit from the transition of analog print to digital technology while driving efficiencies in their businesses.”

For the first quarter of 2012, the company is expecting approximately 10% year-over-year revenue growth.

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s product portfolio includes Fiery® digital color print servers; VUTEk® super-wide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and business process automation software; and corporate printing solutions.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of our OEM partners’ products and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income (loss), as the case may be, and earnings per diluted share that are GAAP net income (loss), as the case may be, and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three and twelve months ended December 31, 2011 and 2010 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income (loss), as the case may be, or earnings per diluted share prepared in accordance with GAAP.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue	$163,058	$145,011	$591,556	$504,007
Cost of revenue	72,141	67,053	260,573	236,322

Gross profit	90,917	77,958	330,983	267,685
Operating expenses:
Research and development	30,051	27,562	115,901	105,769
Sales and marketing	31,451	28,831	119,487	107,322
General and administrative	13,206	9,965	53,756	38,185
Amortization of identified intangibles	2,528	3,179	11,248	12,385
Restructuring and other	942	328	3,258	4,300

Total operating expenses	78,178	69,865	303,650	267,961

Income (loss) from operations	12,739	8,093	27,333	(276)
Interest and other income (expense), net	(1,484)	(313)	3,087	(1,354)

Income (loss) before income taxes	11,255	7,780	30,420	(1,630)
Benefit from (provision for) income taxes	222	270	(2,955)	9,117

Net income	$11,477	$8,050	$27,465	$7,487

Fully Diluted EPS calculation
Net income	$11,477	$8,050	$27,465	$7,487

Net income per diluted common share	$0.25	$0.17	$0.58	$0.16

Shares used in diluted per share calculation	46,765	48,095	47,579	47,152

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income	$11,477	$8,050	$27,465	$7,487

Excess solvent inventories and related end-of-life purchases	—	—	—	2,308
Amortization of identified intangibles	2,528	3,179	11,248	12,385
Stock based compensation expense – Cost of revenue	330	175	1,664	984
Stock based compensation expense – Research and development	1,711	999	5,724	4,114
Stock based compensation expense – Sales and marketing	1,047	730	4,133	3,695
Stock based compensation expense – General and administrative	2,718	1,883	11,848	7,132
Acquisition-related transaction costs	787	—	2,327	1,169
Change in fair value of contingent consideration	—	—	1,476	—
Restructuring and other	942	328	3,258	4,300
Gain on sale of minority investment in a privately-held company	—	—	(2,866)	—

Tax effect of non-GAAP adjustments	(4,912)	(2,038)	(13,214)	(15,732)

Non-GAAP net income	$16,628	$13,306	$53,063	$27,842

Non-GAAP net income per diluted common share	$0.36	$0.28	$1.12	$0.59

Shares used in per share calculation	46,765	48,095	47,579	47,152

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2011	December 31, 2010

Assets
Cash and cash equivalents	$120,058	$126,363
Short-term investments	99,100	103,300
Accounts receivable, net	91,923	85,453
Inventories	44,788	46,216
Other current assets	20,792	24,317

Total current assets	376,661	385,649
Property and equipment, net	30,096	26,547
Restricted investments	56,850	56,850
Goodwill	164,323	139,517
Intangible assets, net	55,992	49,140
Other assets	55,812	48,878

Total assets	$739,734	$706,581

Liabilities & Stockholders’ equity
Accounts payable	$46,965	$49,189
Accrued and other liabilities	82,289	70,028
Income taxes payable	2,583	1,182

Total current liabilities	131,837	120,399
Contingent liabilities	3,427	619
Deferred tax liabilities	4,090	1,292
Long term taxes payable	35,597	32,522

Total liabilities	174,951	154,832
Total stockholders’ equity	564,783	551,749

Total liabilities and stockholders’ equity	$739,734	$706,581

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$27,465	$7,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,765	20,943
Deferred taxes	(2,691)	(4,190)
Stock-based compensation	23,369	15,925
Other non-cash charges and adjustments	9,815	9,204
Gain on sale of minority investment in a privately-held company	(2,866)	—
Changes in operating assets and liabilities	(1,661)	(5,446)

Net cash provided by operating activities	72,196	43,923

Cash flows from investing activities:
Purchases of short-term investments	(99,155)	(111,619)
Proceeds from sales and maturities of short-term investments	101,716	105,603
Purchases, net of proceeds from sales, of property and equipment	(9,828)	(5,016)
Businesses purchased, net of cash acquired	(38,436)	(16,448)
Proceeds from sale of minority investment in a privately-held company	2,866	—
Proceeds from collection of notes receivable of acquired business	713	—

Net cash used for investing activities	(42,124)	(27,480)

Cash flows from financing activities:
Proceeds from issuance of common stock	8,123	6,682
Purchases of treasury stock and net settlement of restricted stock, including transaction costs	(45,841)	(3,557)
Repayment of acquired business debt	(210)	—
Excess tax benefit from stock-based compensation	2,038	573

Net cash provided by (used for) financing activities	(35,890)	3,698

Effect of foreign exchange rate changes on cash and cash equivalents	(487)	155

Increase (decrease) in cash and cash equivalents	(6,305)	20,296
Cash and cash equivalents at beginning of year	126,363	106,067

Cash and cash equivalents at end of period	$120,058	$126,363

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue by Operating Segment
Fiery	$66,770	$65,729	$270,073	$238,621
Inkjet	72,629	61,393	240,318	207,654
APPS	23,659	17,889	81,165	57,732

Total	$163,058	$145,011	$591,556	$504,007

Revenue by Geographic Area
Americas	$103,323	$85,731	$345,303	$293,747
EMEA	44,701	43,949	178,471	149,488
APAC	15,034	15,331	67,782	60,772
Japan	7,068	8,917	35,655	41,853
ROW	7,966	6,414	32,127	18,919

Total	$163,058	$145,011	$591,556	$504,007

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles and stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include end-of-life inventory purchases and related obsolescence, asset impairment, sale of a non-strategic minority investment in a private company, acquisition-related transaction costs, and costs to integrate such acquisitions into our business.

•	Recurring charges and gains, including:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Non-recurring charges and gains, including:

•	Excess solvent inventories and related end-of-life purchases.

•	Restructuring and other consists of:

•	Restructuring related charges. We have incurred restructuring charges as we reduced the number and size of our facilities and the size of our workforce.

•	Asset impairment costs consist primarily of a facility closure and the write-off of a private minority investment.

•	Expenses incurred to integrate businesses acquired during the periods reported.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

•

Change in fair value of contingent consideration. Our management has determined that when analyzing the operating results of an acquired entity, we should focus on the total return provided by the investment (i.e., operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration) without taking into consideration any expenses recognized post-acquisition related to the change in the fair value of the contingent consideration. Our management determined that because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets, when analyzing the operating results of an acquisition in subsequent periods, we should exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration to its financial results. We believe this approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment. For the twelve months ended December 31, 2011, we have excluded approximately $1.5 million from our non-GAAP results related to the change in the fair value of contingent consideration related to the Radius acquisition.

•

Gain on sale of minority investment in a privately held company. Other investments, included within other assets, consist of equity and debt investments in privately-held companies that develop products, markets, and services that are considered to be strategic to us. Each of these investments had been fully impaired in prior years. On September 1, 2011, we sold one of these investments for $2.9 million because it was no longer considered to be strategic.

•	Tax effect of non-GAAP adjustments.

•	After excluding the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

•

We have excluded the recognition of previously unrecognized tax benefits of $2.7 and $8.7 million, and we have also excluded interest expense accrued on prior year reserves of $0.4 and $0.6 million, from our non-GAAP net income for the years ended December 31, 2011 and 2010, respectively, to facilitate comparability of our operating performance between the years. These tax benefits primarily arose from the release of previously unrecognized tax benefits resulting from the expiration of U.S. federal and state statutes of limitations.

•	We have excluded other tax benefits of $0.3 million from our non-GAAP net income for the year ended December 31, 2011.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.